EXHIBIT 11
                    J. BAKER, INC. AND SUBSIDIARIES
   Computation of Primary and Fully Diluted Earnings Per Share*

                                 Quarter Ended              Year Ended
                            January 28,  January 29,  January 28,  January 29,
                               1995         1994         1995        1994
                            -----------  -----------  -----------  ----------
PRIMARY:
Net Earnings                $6,692,957   $7,957,437   $23,616,171  $23,311,042
                            ==========   ==========   ===========  ===========

Weighted average number of
  common shares outstanding 13,840,534   13,769,260    13,831,552   13,674,553
                            ==========   ==========   ===========  ===========

Earnings Per Share              $0.484       $0.578        $1.707       $1.704
                            ==========   ==========   ===========  ===========

ASSUMING FULL DILUTION:

Net Earnings(1)             $7,476,957   $8,741,437   $26,752,171  $26,447,042
                            ==========   ==========   ===========  ===========

Weighted average number of
  common shares outstanding 13,840,534   13,769,260    13,831,552   13,674,553

Dilutive effect of outstanding
  stock options and
  warrants                     152,826      212,246      190,405       270,629
Dilutive effect of convertible
  subordinated debt          4,341,085    4,341,085    4,341,085     4,341,085
                            ----------   ----------   ----------    ----------

Weighted average number of
  common shares as adjusted 18,334,445   18,322,591   18,363,042    18,286,267
                            ==========   ==========   ==========    ==========

Earnings Per Share              $0.408       $0.477       $1.457        $1.446
                            ==========   ==========   ==========    ==========

(1) For the purpose of calculating fully diluted earnings per share the conversion of the 7% convertible debt results in an after tax benefit from reduced interest expense.

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.